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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 28, 1997 included in the Company's 1996 Annual Report. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996, or performed any audit procedures subsequent to the date of our report.


                                      /s/ ARTHUR ANDERSEN LLP
                                      ---------------------------------
                                      ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
March 27, 1997